UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2007

Affiliated Computer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 North Haskell Avenue, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 841-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

On September 10, 2007, Affiliated Computer Services, Inc. (the "Company") issued a press release, a copy of which is attached as Exhibit 99.1 hereto, announcing that (i) the date of its 2007 Annual Meeting of Stockholders has been scheduled for May 22, 2008; (ii) the record date for stockholders who are entitled to vote at the meeting is March 28, 2008; (iii) proposals to be considered for inclusion in the Company’s proxy statement for the 2007 Annual Meeting must be received by the Company at its principal executive offices by no earlier than December 2, 2007 and no later than January 1, 2008; and (iv) proposals to be considered without inclusion in the Company’s proxy statement for the 2007 Annual Meeting must be received by the Company at its principal executive offices by no earlier than December 2, 2007 and no later than January 1, 2008 (the foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority with respect to proxies).

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this item is deemed furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit referenced below and the information set forth therein are deemed to be furnished pursuant to Item 7.01 hereof and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

(d) Exhibits

99.1 Affiliated Computer Services, Inc. Press Release dated September 10, 2007 –
ACS Announces Rescheduling of 2007 Annual Meeting of Stockholders.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affiliated Computer Services, Inc.

September 10, 2007	By:	William L. Deckelman, Jr.

Name: William L. Deckelman, Jr.
Title: Executive Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	99.1 Affiliated Computer Services, Inc. Press Release dated September 10, 2007 – ACS Announces Rescheduling of 2007 Annual Meeting of Stockholders.